ABSC NC 2006-HE4
Asset Backed Securities Portfolio Analysis

287 records
Balance: 87,008,378
2-4 Family

Selection Criteria: 2-4 Family
Table of Contents
  Principal balance at Origination
  Remaining Principal Balance
  Fico Scores
  Original Term
  Remaining Term
  Property Type
  Occupancy Status
  Loan Purpose
  Original Loan to Value Ratio
  Combined Loan To Value
  Geographic Distribution By Balance
  Documentation
  Mortgage Rate
  Maximum Rate
  Gross Margin
  INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)
  PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)
  Next Rate Adjustment Date
  Original Number of Months to Expiration Of Prepayment Penalty Term
  Loan Type
  Credit Grade
  Lien Position
  DTI

1. Principal balance at Origination

Principal balance at Origination	Number Of Loans	Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1 - 25,000	2	$41,700.00	0.05%	699	100.00%	10.870%	100.00%
25,001 - 50,000	7	283,010.00	0.32	626	96.47	11.606	100.00
50,001 - 75,000	11	690,570.00	0.79	636	88.10	9.396	63.88
75,001 - 100,000	19	1,690,075.00	1.94	651	86.25	9.933	62.08
100,001 - 125,000	18	2,068,125.00	2.37	632	77.24	8.762	94.91
125,001 - 150,000	17	2,335,310.00	2.68	642	84.37	9.257	82.77
150,001 - 175,000	10	1,604,441.59	1.84	654	83.88	9.310	69.92
175,001 - 200,000	14	2,654,950.00	3.05	605	79.03	8.487	85.99
200,001 - 250,000	18	4,136,935.00	4.75	631	80.67	8.342	83.37
250,001 - 300,000	30	8,263,050.00	9.48	606	78.71	8.177	83.75
300,001 - 400,000	53	18,933,930.00	21.73	615	78.38	7.954	92.42
400,001 - 500,000	54	24,469,830.00	28.08	636	83.42	7.693	96.25
500,001 - 600,000	22	12,049,510.00	13.83	649	82.25	7.558	95.19
600,001 - 700,000	10	6,418,793.00	7.37	652	86.84	8.254	89.42
700,001 >=	2	1,491,000.00	1.71	670	86.80	7.213	100.00
Total:	287	$87,131,229.59	100.00%	632	81.79%	8.033%	90.94%

Mimimum Original Balance: 20,500.00
Maximum Original Balance: 780,000.00
Average Original Balance: 303,593.13

Top

2. Remaining Principal Balance

Remaining Principal Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1 - 25,000	2	$41,662.06	0.05%	699	100.00%	10.870%	100.00%
25,001 - 50,000	7	282,863.67	0.33	626	96.47	11.606	100.00
50,001 - 75,000	11	689,809.95	0.79	636	88.10	9.396	63.88
75,001 - 100,000	19	1,687,919.82	1.94	651	86.25	9.933	62.08
100,001 - 125,000	18	2,064,074.71	2.37	632	77.24	8.762	94.91
125,001 - 150,000	17	2,329,048.82	2.68	642	84.37	9.257	82.77
150,001 - 175,000	10	1,603,299.89	1.84	654	83.88	9.310	69.92
175,001 - 200,000	14	2,651,400.44	3.05	605	79.03	8.487	85.99
200,001 - 250,000	18	4,132,318.25	4.75	631	80.67	8.342	83.37
250,001 - 300,000	30	8,252,586.38	9.48	606	78.71	8.177	83.75
300,001 - 400,000	53	18,906,987.73	21.73	615	78.38	7.954	92.42
400,001 - 500,000	54	24,427,833.84	28.08	636	83.42	7.693	96.25
500,001 - 600,000	22	12,037,863.08	13.84	649	82.25	7.558	95.19
600,001 - 700,000	10	6,415,021.60	7.37	652	86.84	8.254	89.42
700,001 >=	2	1,485,688.26	1.71	670	86.80	7.213	100.00
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Mimimum Remaining Balance: 20,482.60
Maximum Remaining Balance: 774,886.11
Average Remaining Balance: 303,165.08

Top

3. Fico Scores

Fico Scores	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
501 - 525	12	$3,990,458.89	4.59%	512	74.05%	8.686%	90.18%
526 - 550	17	5,623,155.48	6.46	536	75.63	8.348	89.71
551 - 575	27	6,947,877.50	7.99	561	73.68	8.373	92.60
576 - 600	31	8,899,593.73	10.23	589	82.49	8.458	93.04
601 - 625	53	15,347,181.71	17.64	612	81.90	8.089	85.69
626 - 650	43	14,609,649.09	16.79	640	82.78	7.778	94.45
651 - 675	38	11,103,870.50	12.76	662	84.59	7.817	91.76
676 - 700	25	7,745,117.32	8.90	687	83.59	7.581	91.73
701 - 725	21	6,501,898.79	7.47	713	90.66	8.233	86.44
726 - 750	8	2,471,044.38	2.84	741	81.88	7.063	93.63
751 - 775	9	3,005,152.40	3.45	759	80.42	7.695	100.00
776 - 800	3	763,378.70	0.88	783	82.82	8.535	76.60
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Minimum FICO: 502
Maximum FICO: 787
WA FICO: 632

Top

4. Original Term

Original Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
121 - 180	1	$110,738.28	0.13%	674	100.00%	10.250%	100.00%
181 - 240	2	602,712.47	0.69	696	79.13	6.468	100.00
301 - 360	284	86,294,927.74	99.18	631	81.79	8.041	90.87
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Minimum Original Term: 180
Maximum Original Term: 360
WA Original Term: 359

Top

5. Remaining Term

Remaining Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 180	1	$110,738.28	0.13%	674	100.00%	10.250%	100.00%
181 - 348	2	602,712.47	0.69	696	79.13	6.468	100.00
349 - 360	284	86,294,927.74	99.18	631	81.79	8.041	90.87
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Minimum Remaining Term: 179
Maximum Remaining Term: 360
WA Remaining Term: 356

Top

6. Property Type

Property Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2-4 Unit	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Top

7. Occupancy Status

Occupancy Status	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Primary Residence	251	$79,125,469.15	90.94%	632	81.77%	7.971%	100.00%
Investment Property	34	7,651,456.10	8.79	626	81.77	8.695	0.00
Second Home	2	231,453.25	0.27	681	88.55	7.572	0.00
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Top

8. Loan Purpose

Loan Purpose	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Refinance - Cashout	140	$44,941,546.73	51.65%	605	79.39%	7.882%	90.73%
Purchase	141	39,531,342.10	45.43	663	84.49	8.212	90.60
Refinance - Rate/Term	6	2,535,489.66	2.91	619	82.35	7.929	100.00
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Top

9. Original Loan to Value Ratio

Original Loan to Value Ratio	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
< 50.00	9	$1,611,848.46	1.85%	598	38.07%	7.306%	94.42%
50.01 - 60.00	4	1,359,525.39	1.56	601	56.05	7.441	100.00
60.01 - 70.00	28	7,567,469.69	8.70	575	66.02	7.943	82.49
70.01 - 80.00	112	38,274,809.34	43.99	639	78.94	7.784	95.31
80.01 - 90.00	73	25,415,782.26	29.21	625	87.86	8.055	83.29
90.01 - 100.00	61	12,778,943.36	14.69	665	95.87	8.947	96.67
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Minimum Loan-to-Value Ratio: 23.08
Maximum Loan-to-Value Ratio: 100.00
WA Loan-to-Value Ratio By Original Balance: 81.79

Top

10. Combined Loan To Value

Combined Loan To Value	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	9	$1,611,848.46	1.85%	598	38.07%	7.306%	94.42%
50.01 - 60.00	4	1,359,525.39	1.56	601	56.05	7.441	100.00
60.01 - 70.00	28	7,567,469.69	8.70	575	66.02	7.943	82.49
70.01 - 75.00	16	5,196,352.84	5.97	593	73.83	7.575	92.90
75.01 - 80.00	33	10,655,045.42	12.25	620	79.18	8.012	87.54
80.01 - 85.00	25	8,112,066.59	9.32	600	84.70	8.024	86.97
85.01 - 90.00	44	16,454,988.44	18.91	639	89.43	8.026	80.62
90.01 - 95.00	35	11,252,642.73	12.93	653	93.47	8.301	96.22
95.01 - 100.00	93	24,798,438.94	28.50	661	82.33	8.132	99.60
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Top

11. Geographic Distribution By Balance

Geographic Distribution By Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
New York	87	$37,047,508.83	42.58%	645	82.75%	7.627%	94.11%
California	49	14,931,397.76	17.16	641	77.65	8.263	89.32
New Jersey	33	9,605,135.37	11.04	634	81.36	8.149	93.18
Massachusetts	30	9,417,494.16	10.82	581	79.41	8.241	99.23
Florida	11	2,950,035.72	3.39	589	85.52	8.154	90.38
Connecticut	10	2,330,037.24	2.68	627	90.71	9.003	82.81
Illinois	10	1,781,780.12	2.05	615	80.91	8.320	84.19
Rhode Island	6	1,386,313.25	1.59	578	82.27	8.633	80.21
Texas	7	1,235,405.17	1.42	650	87.52	8.850	0.00
Hawaii	1	774,886.11	0.89	691	83.87	6.400	100.00
Other	43	5,548,384.77	6.38	631	84.17	8.909	83.74
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Total Number Of Stated Represented:: 29

Top

12. Documentation

Documentation	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Stated Doc	131	$41,119,308.57	47.26%	648	83.19%	8.533%	89.73%
Full Doc - 2yr W2/Tax Returns	70	20,477,784.71	23.54	611	79.73	7.610	95.50
Full Doc - 1yr W2	67	19,987,309.65	22.97	618	81.03	7.544	90.91
Full Doc - 12 M BK STMTS	15	4,500,769.48	5.17	645	81.05	7.510	80.97
Limited Doc - 6 M BK STMTS	3	860,327.44	0.99	585	84.79	8.339	100.00
Full Doc - 24 M BK STMTS	1	62,878.65	0.07	665	90.00	8.250	0.00
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Top

13. Mortgage Rate

Mortgage Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
5.501 - 6.000	8	$3,115,263.34	3.58%	643	82.60%	5.956%	100.00%
6.001 - 6.500	17	6,663,194.96	7.66	681	80.05	6.422	95.34
6.501 - 7.000	37	12,025,883.69	13.82	639	75.29	6.839	91.08
7.001 - 7.500	26	8,907,763.96	10.24	639	79.60	7.304	93.83
7.501 - 8.000	41	15,101,182.65	17.36	635	81.32	7.792	95.86
8.001 - 8.500	48	16,722,544.98	19.22	610	83.53	8.303	92.54
8.501 - 9.000	30	9,936,875.51	11.42	635	82.58	8.778	95.23
9.001 - 9.500	18	5,261,470.74	6.05	610	86.71	9.278	69.24
9.501 - 10.000	18	3,020,460.66	3.47	591	81.20	9.777	74.47
10.001 - 10.500	14	2,940,880.44	3.38	634	89.51	10.311	74.60
10.501 - 11.000	12	1,751,785.44	2.01	621	87.27	10.852	88.53
11.001 - 11.500	4	508,033.74	0.58	635	84.29	11.335	47.65
11.501 - 12.000	2	125,962.13	0.14	612	100.00	11.780	100.00
12.001 - 12.500	6	553,313.59	0.64	651	100.00	12.316	100.00
12.501 - 13.000	3	232,284.39	0.27	630	100.00	12.710	100.00
13.001 - 13.500	3	141,478.27	0.16	608	100.00	13.290	100.00
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Minimum Rate: 5.800
Maximum Rate: 13.300
WA Rate: 8.033

Top

14. Maximum Rate

Maximum Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
12.501 - 13.000	3	$1,039,972.53	1.41%	646	85.47%	5.885%	100.00%
13.001 - 13.500	8	3,209,640.99	4.35	667	77.00	6.440	95.89
13.501 - 14.000	28	10,485,065.38	14.21	639	75.40	6.846	91.88
14.001 - 14.500	22	7,240,367.31	9.81	632	77.97	7.304	94.59
14.501 - 15.000	39	14,838,101.87	20.11	636	81.10	7.803	96.85
15.001 - 15.500	45	16,092,798.04	21.81	608	83.56	8.298	92.64
15.501 - 16.000	26	9,283,338.48	12.58	633	82.59	8.772	95.44
16.001 - 16.500	15	4,874,546.50	6.61	604	86.34	9.286	71.64
16.501 - 17.000	14	2,611,531.84	3.54	585	79.35	9.766	70.48
17.001 - 17.500	10	2,519,081.84	3.41	618	88.05	10.310	70.34
17.501 - 18.000	7	1,332,372.75	1.81	586	83.27	10.848	84.92
18.001 - 18.500	1	265,972.26	0.36	575	70.00	11.350	0.00
Total:	218	$73,792,789.78	100.00%	625	81.11%	8.082%	90.76%

Minimum Maximum Rate: 12.800
Maximum Maximum Rate: 18.350
WA Maximum Rate: 15.082

Top

15. Gross Margin

Gross Margin	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
3.501 - 4.000	1	$344,937.85	0.47%	645	90.00%	5.990%	100.00%
5.001 - 5.500	1	434,441.90	0.59	632	95.00	6.750	100.00
5.501 - 6.000	58	21,002,053.24	28.46	626	81.10	7.486	88.15
6.001 - 6.500	133	45,085,548.66	61.10	631	81.75	8.259	91.57
6.501 - 7.000	19	5,202,748.66	7.05	581	76.31	8.985	94.95
7.001 - 7.500	6	1,723,059.47	2.33	584	73.65	8.767	84.68
Total:	218	$73,792,789.78	100.00%	625	81.11%	8.082%	90.76%

Minimum Gross Margin: 3.900
Maximum Gross Margin: 7.450
WA Gross Margin: 6.175

Top

16. INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)

INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.000	1	$162,951.12	0.22%	681	80.00%	8.925%	100.00%
1.500	217	73,629,838.66	99.78	625	81.11	8.081	90.74
Total:	218	$73,792,789.78	100.00%	625	81.11%	8.082%	90.76%

Min Initial Cap: 1.000%
Max Initial Cap: 1.500%
WA Initial Cap: 1.499%

Top

17. PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)

PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.000	1	$162,951.12	0.22%	681	80.00%	8.925%	100.00%
1.500	217	73,629,838.66	99.78	625	81.11	8.081	90.74
Total:	218	$73,792,789.78	100.00%	625	81.11%	8.082%	90.76%

Min PERCAP: 1.000%
Max PERCAP: 1.500%
WA PERCAP: 1.499%

Top

18. Next Rate Adjustment Date

Next Rate Adjustment Date	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2007-11	1	$423,778.42	0.57%	621	85.00%	8.825%	0.00%
2007-12	5	2,446,169.09	3.31	610	87.01	7.640	100.00
2008-01	43	13,316,577.56	18.05	604	80.66	7.966	91.93
2008-02	34	13,686,683.76	18.55	633	80.98	7.780	97.54
2008-03	121	38,683,163.62	52.42	627	80.76	8.339	91.12
2008-04	1	652,543.00	0.88	751	78.15	8.625	100.00
2008-08	2	476,071.20	0.65	698	89.05	7.066	0.00
2008-09	4	1,587,342.30	2.15	636	75.95	6.627	63.55
2008-10	1	434,441.90	0.59	632	95.00	6.750	100.00
2008-11	1	223,941.01	0.30	599	95.00	8.798	100.00
2008-12	1	407,371.01	0.55	557	76.26	6.990	100.00
2009-01	3	1,125,350.29	1.53	643	85.44	8.118	56.28
2009-03	1	329,356.61	0.45	672	80.00	7.525	100.00
Total:	218	$73,792,789.78	100.00%	625	81.11%	8.082%	90.76%

Top

19. Original Number of Months to Expiration Of Prepayment Penalty Term

Original Number of Months to Expiration Of Prepayment Penalty Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0	154	$50,578,464.44	58.13%	626	81.70%	8.007%	93.29%
12	33	11,558,941.09	13.28	653	84.82	7.626	94.31
24	84	22,262,188.96	25.59	634	80.54	8.293	88.32
36	16	2,608,784.00	3.00	621	80.82	8.133	52.78
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Top

20. Loan Type

Loan Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2/28 ARM	56	$13,843,033.63	15.91%	634	81.39%	8.910%	76.61%
2/28 ARM - 5 Yr IO	7	3,340,349.96	3.84	652	83.52	7.798	100.00
2/28 ARM- 40 Yr Amortization	142	52,025,531.86	59.79	620	80.74	7.953	96.09
3/27 ARM	9	3,319,262.39	3.81	648	82.17	7.036	53.40
3/27 ARM- 40 Yr Amortization	4	1,264,611.93	1.45	609	84.06	7.823	100.00
BALLOON 40/30	5	1,179,348.25	1.36	644	83.73	8.464	78.21
Fixed - 15 Year	1	110,738.28	0.13	674	100.00	10.250	100.00
Fixed - 20 Year	2	602,712.47	0.69	696	79.13	6.468	100.00
Fixed - 30 Year	57	9,307,940.84	10.70	671	86.74	7.800	91.31
Fixed - 30 Year - 5 Yr IO	4	2,014,848.87	2.32	662	82.48	7.412	100.00
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Top

21. Credit Grade

Credit Grade	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
AA	231	$70,514,825.43	81.04%	643	82.92%	7.923%	90.34%
A-	17	4,597,898.05	5.28	580	78.86	8.592	91.20
A+	23	7,497,665.51	8.62	598	79.90	8.106	98.13
B	12	3,388,665.63	3.89	555	68.68	9.108	84.36
C	3	895,380.07	1.03	564	75.50	9.023	100.00
C-	1	113,943.80	0.13	618	63.69	9.490	100.00
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Top

22. Lien Position

Lien Position	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
First Lien	257	$84,503,674.34	97.12%	630	81.26%	7.937%	90.67%
Second Lien	30	2,504,704.16	2.88	688	99.70	11.299	100.00
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Top

23. DTI

DTI	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
10.01 - 15.00	3	$714,793.07	0.82%	657	84.26%	8.691%	18.44%
15.01 - 20.00	6	1,555,986.64	1.79	610	71.86	7.358	28.00
20.01 - 25.00	3	457,289.91	0.53	661	76.86	8.269	100.00
25.01 - 30.00	6	1,376,173.20	1.58	641	78.02	7.995	60.74
30.01 - 35.00	21	5,305,487.59	6.10	625	80.79	7.680	92.52
35.01 - 40.00	44	12,863,110.98	14.78	619	80.44	7.867	97.69
40.01 - 45.00	58	15,300,411.32	17.58	642	85.47	8.235	90.90
45.01 - 50.00	125	42,813,440.09	49.21	636	82.88	8.116	94.56
50.01 - 55.00	20	6,313,970.69	7.26	608	72.92	7.776	80.65
55.01 - 60.00	1	307,715.01	0.35	568	72.09	6.500	100.00
Total:	287	$87,008,378.49	100.00%	632	81.79%	8.033%	90.94%

Minimum: 11.35
Max DTI: 59.02
wa DTI: 43.62

Top

Credit Suisse
11 Madison Avenue
New York, New York 10010
www.credit-suisse.com
Apr 18, 2006 15:25

The depositor has filed a registration statement (including aprospectus) with the SEC for the offering to which this free writingprospectus relates. Before you invest, you should read the prospectus inthat registration statement and other documents the depositor has filedwith the SEC for more complete information about the depositor and thisoffering. You may get these documents for free by visiting EDGAR on theSEC Web site at www.sec.gov. Alternatively, the depositor, anyunderwriter or any dealer participating in the offering will arrange tosend you the prospectus if you request it by calling toll-free1-800-221-1037.This free writing prospectus is not required to contain all informationthat is required to be included in the base prospectus and theprospectus supplement. The information in this free writing prospectusis preliminary and is subject to completion or change. The informationin this free writing prospectus, if conveyed prior to the time of yourcommitment to purchase, supersedes information contained in any priorsimilar free writing prospectus relating to these securities.This free writing prospectus is being delivered to you solely to provideyou with information about the offering of the mortgage-backedsecurities referred to in this free writing prospectus and to solicit anindication of your interest in purchasing such securities, when, as andif issued. Any such indication of interest will not constitute acontractual commitment by you to purchase any of the securities. Youmay withdraw your indication of interest at any time.The information in this free writing prospectus may be based onpreliminary assumptions about the pool assets and the structure. Anysuch assumptions are subject to change. The information in this free writing prospectus may reflect parameters,metrics or scenarios specifically requested by you. If so, prior to thetime of your commitment to purchase, you should request updatedinformation based on any parameters, metrics or scenarios specificallyrequired by you. Neither the issuer of the securities nor any of its affiliates prepared,provided, approved or verified any statistical or numerical informationpresented in this free writing prospectus, although that information maybe based in part on loan level data provided by the issuer or itsaffiliates.